Exhibit 99.2

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Condensed Consolidated Financial Statements
Nine months ended December 31, 2014

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Condensed Consolidated Financial Statements
Table of Contents

Page(s)
Condensed Consolidated Balance Sheets as of December 31, 2014 and March 31, 2014	1
Condensed Consolidated Statements of Comprehensive Income for the periods from April 1, 2014 to December 31, 2014 and April 1, 2013 to December 31, 2013	2
Condensed Consolidated Statements of Cash Flows for the periods from April 1, 2014 to December 31, 2014 and April 1, 2013 to December 31, 2013	3
Notes to Condensed Consolidated Financial Statements	4

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Condensed Consolidated Balance Sheets
(Amounts in thousands of US$, except per share data)
	December 31,	March 31,
	2014	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents (note 3)	$2,752	$3,980
Time deposits	244	504
Accounts receivable, net of provision for doubtful accounts of
US$58 and US$135 (note 4)	1,968	2,254
Prepaid expenses, rental deposits and other current assets	92	61
Total current assets	5,056	6,799
Plant and equipment, net (note 5)	576	456
Rental deposits	182	195
Total assets	$5,814	$7,450
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Deferred revenue	$1,865	$1,824
Staff cost accrual	223	281
Other accrued liabilities	451	574
Capital lease payables	17	20
Total current liabilities	2,556	2,699
Noncurrent capital lease payables	14	8
Total liabilities	2,570	2,707
Commitments and contingencies (note 11)
Redeemable convertible preferred stock:
Series B redeemable convertible preferred stock, US$0.01 par value.
Authorized, issued and outstanding; 7,404,762 shares and
7,404,762 shares, respectively (note 6)	59,614	55,455
Stockholders’ equity:
Common stock, US$0.01 par value. Authorized: 29,404,762 shares issued and outstanding; 6,349,804 shares and
6,349,804 shares, respectively	63	63
Series A convertible preferred stock, US$0.01 par value:
Authorized, issued and outstanding; 8,000,000 shares
8,000,000 shares, respectively (note 6)	80	80
Additional paid-in capital	-	-
Accumulated deficits	(56,623)	(50,967)
Accumulated other comprehensive income	110	112
Total stockholders’ equity	(56,370)	(50,712)
Total liabilities, redeemable convertible preferred stock
and stockholders’ equity	$5,814	$7,450
See accompanying notes to condensed consolidated financial statements.

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Condensed Consolidated Statements of Comprehensive Income
(Amounts in thousands of US$)
	Period from	Period from
	April 1, 2014 to	April 1, 2013 to
	December 31,	December 31,
	2014	2013
	(Unaudited)	(Unaudited)
Revenues (note 2(k))	$7,861	$9,676
Cost of revenues	(2,571)	(2,316)
Gross margin	5,290	7,360
Selling, general and administrative expenses	(6,804)	(5,418)
Operating (loss)/income	(1,514)	1,942
Interest income	17	11
(Loss)/income before income taxes	(1,497)	1,953
Income taxes	—	—
Net (loss)/income	(1,497)	1,953
Other comprehensive income:
Foreign currency translation adjustments	(2)	—
Total comprehensive (loss)/income	$(1,499)	$1,953
See accompanying notes to condensed consolidated financial statements.

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands of US$)
	Period from	Period from
	April 1, 2014 to	April 1, 2013 to
	December 31,	December 31,
	2014	2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss)/income	$(1,499)	$1,953
Adjustments to reconcile net (loss)/income to net cash (used in)/
provided by operating activities:
Depreciation	392	190
Provision for doubtful accounts	35	16
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	251	(1,582)
Increase in prepaid expenses, rental deposits and other
current assets	(18)	(86)
Increase in deferred revenue	41	366
Decrease in accrued liabilities	(179)	(21)
Net cash (used in)/provided by operating activities	(977)	836
Cash flows from investing activities:
Purchases of plant and equipment	(494)	(257)
Decrease/(increase) in time deposits	260	(174)
Net cash used in investing activities	(234)	(431)
Cash flows from financing activities:
Repayment of capital element of capital lease	(15)	(10)
Net cash used in financing activities	(15)	(10)
Effect of exchange differences on cash and cash equivalents	(2)	6
Net (decrease)/increase in cash and cash equivalents	(1,228)	401
Cash and cash equivalents at the beginning of period	3,980	2,424
Cash and cash equivalents at the end of period	2,752	2,825
Supplemental cash flow information:
Interest paid	$—	$—
Income tax paid	—	—
Finance lease arrangements (furniture, fixtures and equipment)	18	39
See accompanying notes to condensed consolidated financial statements.

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Notes to Condensed Consolidated Financial Statements
Nine months ended December 31, 2014
(Amounts in thousands of US$, except for per share amounts)

(1)	Organization
ecVision (International) Inc. (the Company) and its subsidiaries (collectively, the Group) are primarily engaged in the development, production and sale of business‑to‑business software and in the provision of management solutions for corporate computer systems. The principal business was founded in December 1997 and the Company was incorporated in the Cayman Islands on April 18, 2000. The Group commenced its sales of software and provision of services in 1998. The Group develops all of its software in Hong Kong and the People’s Republic of China (the PRC) and provides marketing and distribution support in the countries it has a presence in. The Company has subsidiaries in the United States of America (the US) and in the Asia Pacific region.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for the fair statement have been included. The results of operations for the nine months ended December 31, 2014 are not necessarily indicative of the results to be expected for the year ending March 31, 2015 or for other interim periods or future years.

(b)	Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, after eliminations of all intercompany accounts and transactions.

(c)	Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at balance sheet date and the reported amounts of revenues and expenses during the reporting period. The most significant estimates with regards to these consolidated financial statements include, but are not limited to, impairment of accounts receivable and income taxes. Actual results could differ from those estimates and assumptions.

(d)	Cash and Cash Equivalents
The Group considers all highly liquid investments with original maturity of three months or less when purchased to be cash and cash equivalents.

(e)	Plant and Equipment
Plant and equipment is stated at cost less accumulated depreciation and any accumulated impairment losses. The cost of an item of plant and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditure incurred after an item of plant and equipment has been put into operation, such as repairs and maintenance, is normally charged to the consolidated statements of income in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of an item of plant and equipment, and where the cost of the item can be measured reliably, the expenditure is capitalized as an additional cost of that asset. Plant and equipment acquired under capital leases is recorded at the present value of the minimum lease payments and subsequently depreciated based on its classification below.

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Notes to Condensed Consolidated Financial Statements
Nine months ended December 31, 2014
(Amounts in thousands of US$, except for per share amounts)

Depreciation of plant and equipment is computed using the straight‑line method over the asset’s estimated useful life.
The estimated useful lives used are as follows:

Computer equipment	2 years
Furniture, fixtures and equipment	5 years
Leasehold improvements	Over the shorter of the lease term or 3 years
Motor vehicles	3 years

An item of plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. The gain or loss arising on derecognition of an item of plant and equipment, calculated as the difference between the net disposal proceeds and the carrying amount of the item, is included in the consolidated statements of comprehensive income in the period the item is derecognized.

(f)	Impairment of Long‑Lived Assets
The Group evaluates long‑lived assets, including plant and equipment, for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will have impact on the future use of the assets) indicate that the carrying amount of an asset or a group of long‑lived assets may not be recoverable. When these events occur, the Group evaluates the impairment by comparing the carrying amount of the assets to estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the estimated undiscounted future cash flows is less than the carrying amount of the assets, the Group would recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value.

(g)	Foreign Currency Translation
The functional currency of the Company is the United States dollar (US$). The functional currencies of the Group’s subsidiaries are the respective local currencies. On consolidation, the financial statements of the Company’s subsidiaries have been translated into US$. All balance sheet accounts are translated using the exchange rates in effect at the balance sheet date. Income statements amounts are translated using the average rates of exchange during the period. The translation differences arising there from are included as a component of accumulated other comprehensive income within stockholders’ equity.
Foreign currency transactions are translated at the applicable rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange ruling at that date with any foreign exchange gains or losses recorded in the consolidated statements of comprehensive income.

(h)	Advertising Expenses
Advertising expenses are charged to the consolidated statements of comprehensive income when incurred and are included in selling, general and administrative expenses. Advertising expenses charged to the consolidated statements of comprehensive income amounted to US$152 and US$246 for the periods from April 1, 2014 to December 31, 2014 and April 1, 2013 to December 31, 2013, respectively.

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Notes to Condensed Consolidated Financial Statements
Nine months ended December 31, 2014
(Amounts in thousands of US$, except for per share amounts)

(i)	Research and Development Costs
Under ASC 985‑20, research and development costs are expensed as incurred until technological feasibility has been established. The Group has not capitalized any software development costs. Research and development costs charged to the consolidated statements of comprehensive income amounted to US$2,348 and US$1,495 for the periods from April 1, 2014 to December 31, 2014 and April 1, 2013 to December 31, 2013, respectively.

(j)	Shipping and Handling
Costs related to shipping and handling are included in cost of revenues.

(k)	Revenue Recognition
The Group generates revenue from the provision of software licenses and maintenance services, professional services, and application management services.
Software licenses and maintenance services revenue consists of up-front one-time license payments where no continuing obligations exist and ongoing time based licenses to use the Group's software solutions. Revenue from up-front licence is recognized upon delivery. In instances where the license agreements provide for ongoing post-contract support, rights to unspecified upgrades and updates as provided by the Group (collectively the “post-contract customer support”) and the service deliverable cannot be separated from the software license deliverable, revenue from software licenses is recognized ratably over the period of the post-contract customer support.
Maintenance services revenue is recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date service is made available to customers.
Where applicable, the Group recognizes revenue using the residual method in accordance with ASC 985-605. Under the residual method, the arrangement fee is recognized as follows: (1) the total fair value of the undelivered elements, as indicated by VSOE, is deferred, and (2) the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements, effectively resulting in allocation of the entire discount to the delivered elements.
Application management services revenue consists of monthly recurring fees for hosting services and is recognized ratably as the services are performed. The Group's application management services provide customers with the rights to access applications and hardware, customer services, and in some circumstances the rights to upgrades and updates. Customers generally do not have the right to take possession of the software at any time during the hosting agreement.
Professional services and other revenues include revenues from consulting services, training, and post-contract support. Revenue from consulting services is recognized using the percentage-of-completion method for fixed-fee arrangements under the cost-to-cost method or as the services is provided for time-and-materials arrangements. Losses resulting from fixed-fee contracts are recorded at the time such losses are known. Revenue from customer training and education is recognized at the date the services are performed. Revenue from post-contract support, that is, unspecified upgrades and telephone support is recognized ratably over the period the support is provided.

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Notes to Condensed Consolidated Financial Statements
Nine months ended December 31, 2014
(Amounts in thousands of US$, except for per share amounts)

Multiple‑Deliverable Arrangements
The Group enters into arrangements with multiple deliverables that generally include application management services and professional services (primarily implementation). Arrangement consideration is allocated to deliverables based on their relative selling price.
The Group allocates revenue to each element in an arrangement based on a selling price hierarchy. The selling price for a deliverable is based on its vendor specific objective evidence (VSOE), if available, third party evidence (TPE), if VSOE is not available, or estimated selling prices (ESP), if neither VSOE nor TPE is available. As the Group has been unable to establish VSOE or TPE for the elements of its arrangements, the Group establishes the ESP for each element primarily by considering various factors such as gross margin objectives, pricing practice and growth strategy. The Group has established processes to determine ESP and allocate revenue in multiple arrangements using ESP.
An analysis of revenue is as follows:

	Period from	Period from
	April 1, 2014 to	April 1, 2013 to
	December 31,	December 31,
	2014	2013

Software licenses and maintenance services	$256	$455
Professional services	3,750	5,028
Application management services	3,855	4,193
Total revenue	$7,861	$9,676

(l)	Deferred Revenue
Deferred revenue represents cash received in advance of the services being rendered.

(m)	Stock‑Based Compensation
The Group follows ASC 718, whereby entities are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant‑date fair value of the award (with limited exceptions). Such cost is recognized over the period during which an employee is required to provide service, known as the requisite service period (usually the vesting period), in exchange for the award. The grant‑date fair value of employee share options are estimated using option‑pricing models. If an equity award is modified after the grant date, incremental compensation cost is recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

(n)	Income Taxes
The Group accounts for income tax using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and operating loss and tax credit carryforwards using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Group records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more‑likely than‑not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Notes to Condensed Consolidated Financial Statements
Nine months ended December 31, 2014
(Amounts in thousands of US$, except for per share amounts)

enactment date. The Group has no material uncertain tax positions as of December 31, 2014 and March 31, 2014.
The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records its possible interest and penalties due to any underpayment of income taxes, if and when required, in interest expense and other expenses, respectively.

(o)	Accounts Receivable and Provision for Doubtful Accounts
Accounts receivable is carried at their original amount less provision for doubtful accounts. The provision for doubtful accounts is established based on the Group’s credit control policies. Provision is made based upon regular reviews of all significant outstanding invoices. In addition, invoices not specifically reviewed are provided for at differing rates, based upon the age of the receivable. The determination of these rates is based upon the Group’s historical collection experience and assessment of the economic environment in which the customer is situated. Receivables that are past due by more than 90 days are normally provided for unless collection is deemed probable. If the assessments made and historical data used to calculate the provision for doubtful accounts does not reflect the ability to collect the outstanding receivables, additional provision for doubtful accounts may be needed, and the future results of operations could be materially affected.

(p)	Retirement Benefits
Retirement cost contributions relating to defined contribution plans are made based on a percentage of the employees’ salaries and are charged to the consolidated statements of comprehensive income as they become payable.

(q)	Leases
Leases where substantially all the rewards and risks of ownership remain with the lessor are accounted for as operating leases. Payments made under operating leases net of any incentives received from the lessors are charged to the consolidated statements of comprehensive income on a straight‑line basis over the period of the relevant leases.
A lease is classified as a capital lease at its inception if any of the following criteria are satisfied:

•	The lease transfers ownership of the property to the lessee by the end of the lease term.

•	The lease contains a bargain purchase option.

•	The lease term is equal to 75% or more of the estimated economic life of the leased property.

•
The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90% of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor.

(r)	Recently Issued Accounting Standards
In April 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014‑08 (ASU 20140‑08),”Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Notes to Condensed Consolidated Financial Statements
Nine months ended December 31, 2014
(Amounts in thousands of US$, except for per share amounts)

Components of an Entity.” ASU 2014.08 raises the threshold for a disposal to qualify as a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. It is effective for annual periods beginning on or after December 15, 2014. Early adoption is permitted but only for disposals that have not been reported in financial statements previously issued. We do not expect the impact of the adoption of ASU 2014‑08 to be material to our consolidated financial statements.
In May 2014, the FASB issued a new revenue recognition standard entitled “Revenue from Contracts with Customers.” The objective of the standard is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows from a contract with a customer. The standard is effective for annual reporting periods beginning after December 15, 2017, which for us is January 1, 2018. Earlier application is not permitted. The standard allows for either “full retrospective” adoption, meaning the standard is applied to all periods presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements. We are currently assessing which method we will choose for adoption, and are evaluating the impact of the adoption on our consolidated results of operations and financial position.
In June 2014, the FASB issued Accounting Standard Update No. 2014-10 (ASU 2014-10), "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation". ASU 2014‑10 removes the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities. The amendment eliminating the exception to the sufficiency‑of‑equity‑at‑risk criterion for development stage entities should be applied retrospectively for annual reporting periods beginning after December 15, 2015, and interim periods therein. Early application of these amendments is permitted. We are currently in the process of evaluating the impact of the adoption of ASU 2014‑10 on our consolidated financial statements.
In April 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-03, Simplifying the Presentation of Debt Issuance Costs. The accounting guidance requires that debt issuance costs related to a recognized debt liability be reported on the balance sheet as a direct deduction from the carrying amount of that debt liability. The guidance is effective for us beginning in the first quarter of fiscal 2016 and early adoption is permitted. The adoption of this accounting guidance is not expected to have a material impact on our consolidated financial statements.

(3)	Cash and Cash Equivalents
Cash and cash equivalents comprise:

	12/31/14	3/31/14

Cash on hand and at banks	$2,550	$3,980
Highly liquid investments	202	—
	$2,752	$3,980

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Notes to Condensed Consolidated Financial Statements
Nine months ended December 31, 2014
(Amounts in thousands of US$, except for per share amounts)

(4)	Accounts Receivable
The movements in provision for doubtful accounts are as follows:

	12/31/14	3/31/14

At the beginning of the period	$135	$44
Allowance of accounts receivable	35	152
Amount written off as uncollectible	(112)	(61)
At the end of the period	$58	$135

(5)	Plant and Equipment
Plant and equipment comprises:

	12/31/14	3/31/14

Computer equipment	$1,646	$1,325
Furniture, fixture and equipment	369	323
Leasehold improvements	385	430
Motor vehicles	18	18
	2,418	2,096
Less accumulated depreciation	(1,842)	(1,640)
	$576	$456

(6)	Share Capital and Redeemable Convertible Preferred Stocks
Convertible preferred stocks at December 31, 2014 and March 31, 2014 consisted of the following:

	Shares
	Authorized	Outstanding
Series A	8,000,000	8,000,000
Series B	7,404,762	7,404,762
	15,404,762	15,404,762

The rights with respect to Series A and Series B stocks are as follows:

(a)	Voting
Each of the Series A and Series B stocks has voting rights equal to that of common stock on an as‑if‑converted basis. The holders of a majority of the outstanding stocks of Series A, voting as a class individually, shall be entitled to elect one member of the Board of Directors of the Company. The holders of a majority of the outstanding stocks of Series B, voting as a class individually, shall be entitled to elect three members of the Board of Directors of the Company.

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Notes to Condensed Consolidated Financial Statements
Nine months ended December 31, 2014
(Amounts in thousands of US$, except for per share amounts)

(b)	Dividends
Each holder of the outstanding Series B convertible preferred stock shall be entitled to receive payment of dividends from the profits of the Company, in preference to the holders of Series A convertible preferred and common stocks. Each holder of the outstanding Series A convertible preferred stock shall be entitled to receive payment of dividends from the profits of the Company, in preference to the holders of common stocks.

(c)	Liquidation
On return of assets upon liquidation or dissolution of the Company, the Series B convertible preferred stockholders shall be entitled to be paid out of the assets of the Company an amount per Series B convertible preferred stock equal to the original issue price plus any declared but unpaid dividends on the Series B convertible preferred stocks for each Series B convertible preferred stock held by them, in priority to the holders of Series A convertible preferred stock and holders of common stocks and to participate equally with the holders of the common stocks in the surplus assets of the Company. The original issue price of Series B convertible preferred stock was US$0.45 per share.
On return of assets upon liquidation or dissolution of the Company, the Series A convertible preferred stockholders shall be entitled to be paid out of the assets of the Company an amount per Series A convertible preferred stock equal to the original issue price plus any declared but unpaid dividends on the Series A convertible preferred stocks for each Series A convertible preferred stock held by them, in priority to the holders of common stocks and to participate equally with the holders of the common stocks in the surplus assets of the Company. The original issue price of Series A convertible preferred stock was US$0.20 per share.

(d)	Conversion
Each holder of the Series A and Series B preferred stocks can convert the convertible preferred stocks into fully paid and non-assessable common stocks at the option of the holder. The number of common stocks to which a holder of preferred stocks shall be entitled upon conversion shall be equal to the number of preferred stocks multiplied by the quotient obtained from dividing the original issue price by the conversion price.
Each Series A and Series B preferred stocks shall automatically be converted into common stocks based on the effective applicable Series A and Series B conversion price immediately upon the Company’s first firm commitment under written public offering on a recognized stock exchange in which the Company is valued on a pre‑money basis of at least US$100 million, the net cash proceeds to the Company are at least US$30 million and an underwriter approved by the Board of Directors of the Company shall be used in connection with such public offering. Upon any such automatic conversion, declared and unpaid dividends shall be paid.

(e)	Redemption Rights
The Preferred B shareholders shall have preference to the Preferred A shareholders. Preferred B shareholders shall have the right at its option to exercise the redemption rights in respect of any or all its holding of such shares at any time following the third anniversary of the issuance of such shares if no qualified initial public offering has taken place prior to such date. No Preferred B shares shall be redeemed otherwise than out of distributable profits of the Company or in such other manner (including out of capital) as is permitted by the companies law of the Cayman Islands.

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Notes to Condensed Consolidated Financial Statements
Nine months ended December 31, 2014
(Amounts in thousands of US$, except for per share amounts)

The Preferred A shareholders shall, subject to the redemption of all Preferred B Shares, shall have the right at its option to exercise the redemption rights in respect of any or all of its holding of such shares on May 18, 2004 or at any time within one (1) year of such date. Such redemption right has lapsed at December 31, 2014.The redemption value calculation consists of taking the number of Series B preferred shares at the issue price on the date of the issue of May 26, 2000 compounded annually by a ten percent dividend.
The Company determined it was appropriate to classify its Series B convertible preferred stock outside of permanent equity on the consolidated balance sheet.

(7)	Stock‑Based Compensation
On June 2, 2000, the Company adopted a share option scheme under which the Directors of the Company may, at their discretion, offer any employee options to subscribe for common stocks of the Company. The maximum option term is 10 years.
A summary of the status of the Company’s share option scheme is as follows:

	At December 31, 2014
	Number of	Weighted
	options	average
	outstanding	exercise price
		US$
At the beginning of the period March 31, 2014	1,810,500	$0.15
Forfeited	(8,000)	0.15
At the end of the period December 31, 2014	1,802,500	0.15

The following table summarizes information about stock options outstanding at December 31, 2014:

	Number of	Weighted	Number of
	options	average	options
	outstanding at	remaining	exercisable at
	December 31,	contractual life	December 31,
Exercise prices	2014	(in year)	2014
(US$ per share)
$0.15	1,802,500	4.6	1,802,500
There were no options granted during the period from April 1, 2014 to December 31, 2014.
The following table summarizes information about stock options outstanding at March 31, 2014:

	Number of	Weighted	Number of
	options	average	options
	outstanding at	remaining	exercisable at
	March 31,	contractual life	March 31,
Exercise prices	2014	(in year)	2014
(US$ per share)
0.15	1,810,500	4.6	1,810,500

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Notes to Condensed Consolidated Financial Statements
Nine months ended December 31, 2014
(Amounts in thousands of US$, except for per share amounts)

(8)	Employee Benefits
The Group operates several defined contribution plans for its employees employed in the U.S. and the Asia Pacific region.
A defined contribution Mandatory Provident Fund retirement benefits scheme (the Scheme) was established under the Hong Kong Mandatory Provident Fund Schemes Ordinance in December 2000 for the Company’s subsidiaries in Hong Kong. The assets of the Scheme are held separately from those of the Group in independently administered funds. The Group’s gross contributions to the Scheme amounted to US$175 for the period from April 1, 2014 to December 31, 2014. The Group’s gross contributions to the scheme amounted to US$127 for the period from April 1, 2013 to December 31, 2013.

(9)	Concentration of Credit Risk
Financial instruments that potentially subject the Group to concentrations of credit risk consist primarily of cash and cash equivalents, time deposits and accounts receivable. The Group places its cash and cash equivalents and time deposits with high quality financial institutions and limits the amount of credit exposure with any one institution. Concentrations of credit risk with respect to accounts receivable are limited, except for the Group’s largest customer because a large number of geographically diverse customers make up the Group’s customer base, thus spreading the trade credit risk. At December 31, 2014, 33% of the Group’s accounts receivable were due from the Group’s largest customer. The Group controls credit risk through credit approvals, credit limits and monitoring procedures. The Group performs credit evaluations of its customers but does not require collateral to support accounts receivable. The Group makes provision for doubtful accounts primarily based on the age of receivables and factors surrounding the customers’ credit risk.

(10)	Commitments
The Group leases office and residential space in various locations under operating leases expiring in the year ending March 31, 2018. Total rental expenses under operating leases were US$544 for the period from April 1, 2014 to December 31, 2014. Total rental expenses under operating leases were US$430 for the period from April 1, 2013 to December 31, 2013.
The minimum rental payments required under operating leases that have initial or remaining non-cancellable lease terms as at December 31, 2014 were as follows:

		US$
Year ending March 31:
2015		$206
2016		747
2017		666
2018		285
	Total minimum future lease
	payments	$1,904

ECVISION (INTERNATIONAL) INC.
(Incorporated in the Cayman Islands with limited liability)
Notes to Condensed Consolidated Financial Statements
Nine months ended December 31, 2014
(Amounts in thousands of US$, except for per share amounts)

(11)	Related Party Transactions
During the periods from April 1, 2014 to December 31, 2014 and April 1, 2013 to December 31, 2013, respectively, the Group had transactions with related parties, as follows:

US$
Revenue from Li & Fung group companies–April 1, 2014 to December 31, 2014	445
Revenue from Li & Fung group companies–April 1, 2013 to December 31, 2013	295
Li & Fung group companies are entities owned by the sole holder of the Company's Series A and Series B preferred stock.

(12)	Financial Instruments
The carrying amounts of the Group’s financial assets and financial liabilities as at December 31, 2014 and March 31, 2014 approximated their fair values because of their short maturities.

(13)	Subsequent Events
The Company has evaluated subsequent events and transactions for potential recognition or disclosures through May 18, 2015.
On March 2, 2015, we entered into and were acquired by Amber Road, Inc, a United States Company with international subsidiaries pursuant to a merger transaction whereby the Company became a wholly-owned subsidiary of Amber Road, Inc. Amber Road, Inc. is a leading provider of a cloud-based global trade management solution, including modules for logistics contract and rate management, supply chain visibility and event management, international trade compliance, and Global Knowledge trade content database to importers and exporters, nonvessel owning common carriers (resellers), and ocean carriers.
As a result of this transaction all common stock, Series A and Series B preferred stocks will be eliminated and distributed to the stockholders in accordance with the Merger Agreement. Additionally, as a result of the agreement the stock option scheme established in June 2000 will be eliminated.